UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2018

Inbit Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-209497	35-2517466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

L902, Level 9, Brem Mall, Jalan Jambu Mawar, Off Jalan Kepong, 52000 Kuala Lumpur, Malaysia

(Address of principal executive offices (zip code))

+(603) 6257 0088

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

ITEM 3.03 Material Modification to Rights of Security Holders.

The Board of Directors of Inbit Corp., a Nevada corporation (the “Company”) has approved a forward stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 20-for-1 (the “Forward Stock Split”).

Effects of the Forward Stock Split

Effective Date; Symbol; CUSIP Number. The Forward Stock Split became effective on April 10, 2018 (the “Effective Date”), as announced by Financial Industry Regulatory Authority (“FINRA”), whereupon the shares of common stock began trading on a split adjusted basis. On the Effective Date, the Company’s trading symbol changed to “INBTD” for a period of 20 business days, after which the “D” will be removed from the Company’s trading symbol, which will revert to the original symbol of “INBT”. In connection with the Forward Split, the CUSIP number for the Company’s Common Stock will also change.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Forward Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Forward Stock Split.

Non-Certificated Shares; Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Forward Stock Split will automatically be reflected in their brokerage accounts.

State Filing. Pursuant to Nevada Revised Statues (“NRS”) Section 78.209, we have filed a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada on March 23, 2018. A copy of the Certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Split Adjustment. On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Forward Stock Split, multiply by (ii) 20.

Capitalization. As of February 28, 2018, there were 6,300,000 shares of Common Stock outstanding. As a result of the Forward Stock Split, there are approximately 126,000,000 shares of Common Stock. The Forward Stock Split will not have any effect on the stated par value of the Common Stock.

Immediately after the Forward Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Forward Stock Split.

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year

On February 28, 2018, the Board of Directors authorized a twenty for one (20:1) forward stock split for shareholders of record as of February 28, 2018 (the “Forward Split”), to be effectuated upon the filing of our amended Articles of Incorporation. The amended Articles of Incorporation were filed with the state of Nevada on March 23, 2018. Accordingly, the Registrant’s outstanding number of shares of common stock increased correspondingly from 6,300,000 to 126,000,000.

As a result of the Forward Split, the Registrant’s CUSIP Number will change. The new CUSIP Number is 45332G207.

On April 10, 2018, the Financial Industry Regulatory Authority (“FINRA”) approved the forward split of our common stock. A “D” will be appended to our trading symbol INBTD for 20 days after the effective date.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation as filed as filed with the State of Nevada on March 23, 2018

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INBIT CORP.

Date: April 11, 2018		/s/ Tan Chee Hong
	By:	Tan Chee Hong, Chief Executive Officer